UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2018 (November 6, 2018)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
(Exact name of Registrant as specified in its Charter)

Luxembourg	001-34354	98-0554932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
40, avenue Monterey
L-2163 Luxembourg
Grand Duchy of Luxembourg
(Address of principal executive offices including zip code)

+352 2469 7900
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 6, 2018 (the “Amendment Date”), Altisource S.à r.l. (“Altisource”), a subsidiary of Altisource Portfolio Solutions S.A., entered into a Second Amended and Restated Employment Contract with Gregory J. Ritts, the Company’s Chief Legal and Compliance Officer (the “New Employment Contract”) to effect certain amendments to his prior employment contract (the "Prior Employment Contract"). Unless otherwise stated, capitalized terms used below without definition have the meanings set forth in the New Employment Contract.
The New Employment Contract modifies the Prior Employment Contract to provide for certain payments and other benefits upon the occurrence of specified events. Specifically, the New Employment Contract provides that, (i) if Mr. Ritts’ employment is terminated by the Company other than for Cause or by Mr. Ritts for Good Reason prior to September 24, 2020 or (ii) upon the occurrence of a Change of Control (each, a “Qualifying Event”), then, subject to his execution and non-revocation of a release agreement, he will be entitled to:

•	a lump sum cash payment equal to (i) twelve (12) months of his then-current base salary plus (ii) an amount equal to one (1) year’s target annual incentive compensation; and

•
if a Qualifying Event occurs after October 1st of a calendar year and before the annual incentive compensation for such calendar year is paid, a lump sum cash payment for his annual incentive compensation for such year based on actual performance results.

In addition, upon a Qualifying Event, subject to his execution and non-revocation of a release agreement and notwithstanding anything to the contrary in the applicable award agreement, Mr. Ritts would be entitled to:

•
the immediate vesting of any then-outstanding unvested service-based stock options, service-based restricted shares and service-based restricted stock units granted prior to the Amendment Date (or the cash intrinsic value thereof); and

•
the vesting of any then-outstanding unvested market-based and performance-based stock option awards granted prior to the Amendment Date (or the cash intrinsic value thereof), if the relevant market or performance hurdles for such stock options have been met prior to the Qualifying Event or within ninety (90) days thereafter; provided that, with respect to any 2017 or 2018 awards issued under the Company’s Long-Term Incentive Plan, the number of stock options that will vest shall be determined in accordance with the terms of Mr. Ritts’ award agreement based on the degree of achievement of the performance goals set forth therein.

The New Employment Contract further provides that, if Mr. Ritts is still employed with Altisource or one of its affiliates on September 24, 2020, not serving a notice period and no Change of Control has occurred, he will receive a lump sum cash payment equal to twelve (12) months’ then-current base salary plus one (1) year’s target annual incentive compensation.
The payments and other benefits described above replace any severance amounts that were payable under his Prior Employment Contract. In conjunction with these potential payments and other benefits, the duration of Mr. Ritts’ post-termination non-competition covenant was extended from one (1) to two (2) years. Except as described above, the New Employment Contract is substantially the same as the Prior Employment Contract.
The description of the New Employment Contract contained herein is a summary only and is qualified in its entirety by reference to the full text of the New Employment Contract, a copy of which will be subsequently filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2018

Altisource Portfolio Solutions S.A.

By:	/s/ Kevin J. Wilcox
Name:	Kevin J. Wilcox
Title:	Chief Administration and Risk Officer